Exhibit 10.1

                        CONFIDENTIAL TREATMENT REQUESTED

***Certain portions of this exhibit have been omitted and marked with "***". Copies of this exhibit containing the omitted information have been filed separately with the SEC pursuant to the Company's Application for Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934.

                         TECHNOLOGY INVESTMENT AGREEMENT

                                     BETWEEN

                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                                DENVER, CO 80202

                                       AND

                           ALTAIR NANOMATERIALS, INC.
                                 204 EDISON WAY
                                 RENO, NV 89502

This   Agreement   is  entered   into   between   Altair   Nanomaterials,   Inc.
("Subcontractor") and Titanium Metals Corporation ("TIMET") effective as of the date of the last signature hereto.

ARTICLE I:        SCOPE OF THE AGREEMENT

A.       Background

         Titanium Metals Company ("TIMET") is the primary contractor on Agreement Number MDA###-##-#### with the Defense Advanced Research Projects Agency ("DARPA") dated as of March 14, 2003 (the "Prime Contract"). The Prime Contract covers a research program designed to develop a new low cost method for the extraction of titanium from a laboratory scale to an industrial-production scale. This agreement (the "Agreement") is a subcontract between TIMET and the party listed on the cover page hereto (the "Subcontractor").

B.       Scope

         1. Subcontractor will perform the work described on the Statement of Work incorporated in this Agreement as Attachment 1 (the "Statement of Work").

         2. Subcontractor agrees that in performing under this Agreement, Subcontractor is acting as an independent contractor and not as an employee, partner, joint venturer, or agent of TIMET. Further, nothing in this Agreement is to be construed as granting Subcontractor the authority to enter into any agreement on behalf of Subcontractor or to bind TIMET in any manner.

ARTICLE II:   TERM

A.       Term of this Agreement

This Agreement commences upon the date of the last signature hereon and shall continue until the earlier to occur of (i) forty-eight (48) months from the date of the Prime Contract or (ii) Subcontractor's receipt of written notice of the termination of the Prime Contract. The parties may extend the term of this Agreement by their mutual written agreement.

B.       Termination Provisions

Subject to a reasonable determination that this Agreement will not produce beneficial results commensurate with the expenditure of resources, either party may terminate this Agreement by written notice to the other party, provided that such written notice is preceded by consultation between the parties in order to mitigate the impact of such termination on the Prime Contract and each party's business. In the event of a termination of the Agreement, it is agreed that disposition of Data (as defined in Article V) developed under this Agreement, shall be in accordance with the provisions set forth in Article V, Data Rights.

C.       Survival

Provisions of this Agreement which, by their express terms or by necessary implication, apply for periods of time that go beyond the term or termination of this Agreement, shall survive the termination or expiration of this Agreement in accordance with their terms.

ARTICLE III:   PAYMENT

Subcontractor shall submit invoices to TIMET in accordance with the schedule set forth in the Statement of Work. All invoices shall be payable within forty-five
(45) days of the date of the invoice. In the event this Agreement terminates for any reason, TIMET shall only be obligated to pay Subcontractor for work performed up to the date of such termination. In the event that this Agreement is terminated prior to TIMET's payment in full for the services and deliverables contemplated by the Statement of Work, TIMET shall pay Subcontractor an equitable amount for the work performed by Subcontractor under the Statement of Work prior to such termination. The equitable amount shall be determined by multiplying the amount of time spent by Subcontractor and its personnel on the project by Subcontractor's standard hourly rate for the performance of such services.

ARTICLE IV:   PATENT RIGHTS

A.       Definitions

         1. "Background Invention" means any Invention that is not a Subject Invention as defined herein and was not conceived or first actually reduced to practice under another Government contract.

         2. "Government" means the United States of America.

         3. "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code.

         4. "Made" when used in relation to any Invention means the conception or first actual reduction to practice of such Invention.

         5. "Practical Application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the Invention is capable of being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

         6. "Subject Invention" means any Invention conceived or first actually reduced to practice in the performance of work under this Agreement.

B.       Allocation of Principal Rights

Unless Subcontractor shall have notified TIMET and DARPA (in accordance with subparagraph C.2 below) that Subcontractor does not intend to retain title, Subcontractor shall retain the entire right, title, and interest throughout the world to each Subject Invention consistent with the provisions of this Agreement and 35 U.S.C. ss. 202. With respect to any Subject Invention in which Subcontractor retains title, DARPA shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on behalf of the United States for government purposes the Subject Invention throughout the world. In addition, TIMET shall, for the term of the Prime Contract, have a nonexclusive, nontransferable, paid-up license to practice the Subject Invention, but only for the purpose of fulfilling its obligations under the Prime Contract.

Unless the parties shall have notified  DARPA (in accordance  with  subparagraph
C.2 below) that the parties do not intend to retain title, TIMET and Subcontractor shall jointly own the entire right, title, and interest throughout the world to any Subject Invention that is developed by at least one employee of each party as part of the performance of work under this Agreement (a "Jointly-Owned Subject Invention") consistent with the provisions of this Agreement and 35 U.S.C. ss. 202. TIMET and Subcontractor shall each own an equal undivided interest in all Jointly-Owned Subject Inventions and each party shall have the right to use, practice, pledge, commercialize, license, assign or otherwise transfer its interest in such Jointly-Owned Subject Inventions; provided, that, Subcontractor's right to use, practice, pledge, commercialize, license, assign or otherwise transfer its interest in any Jointly-Owned Subject Invention shall be subject to the consent of TIMET, not to be unreasonably withheld . With respect to any Subject Invention jointly owned by TIMET and Subcontractor, DARPA shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on behalf of the United States for government purposes such Subject Invention throughout the world.

All of the rights and obligations applicable to Subcontractor under this Article IV shall apply to both TIMET and Subcontractor with respect to any Jointly-Owned Subject Inventions.

In the event that one party (the "Filing Party") chooses to file for a patent on any Jointly-Owned Subject Inventions, such party shall advise the other party (the "Non-Filing Party") in writing. The Non-Filing Party then shall advise the Filing Party in writing within sixty (60) days if the Non-Filing Party agrees to share the cost of the patent prosecution equally (i.e. fifty percent (50%) of the cost borne by each Party). In the event that the Non-Filing Party does not provide the Filing Party with such written notice of agreement to so share the cost of patent prosecution, the Filing Party may proceed with the patent prosecution at its own expense and shall thereafter be the sole owner of any resulting patent(s). In the event that any such resulting patent(s) that are not deemed to be solely and exclusively owned by the Filing Party for any reason, the Non-Filing Party hereby assigns, transfers and conveys to the Filing Party all of its right, title and interest in and to such resulting patent(s). The Non-Filing Party further agrees to assist the Filing Party, at the Filing Party's expense, to further evidence, record and perfect such assignment, and to perfect, obtain, maintain, enforce, and defend any rights so assigned. The Non-Filing Party shall also cooperate with the Filing Party in connection with the Filing Party's efforts to obtain patent protection for such Jointly-Owned Subject Inventions and the Non-Filing Party and its employees and representatives shall, at the Filing Party's request, execute and deliver any documents, including, without limitation, any patent or other intellectual property right assignments or applications, to permit the Filing Party to exercise its rights under this paragraph B. Subsequently, if the Filing Party desires to cease prosecution and/or maintenance of any such patent applications or patents, then the Filing Party shall provide at least sixty (60) days written notice to the Non-Filing Party, whereupon the Filing Party may assign its rights in such patent applications or patents to the Non-Filing Party and the Non-Filing Party may take over the prosecution and/or maintenance at its own expense. In the event that the Non-Filing Party does provide the Filing Party with written notice of agreement to so share the cost of patent prosecution, the parties shall file and manage the patent prosecution jointly and any resulting patent(s) will be jointly owned by the parties.


C.       Invention   Disclosure,   Election  of  Title,  and  Filing  of  Patent
         Application

         1. Subcontractor shall disclose each Subject Invention to DARPA with a copy to TIMET within four (4) months after the inventor discloses it in writing to his company personnel responsible for patent matters. The disclosure to DARPA shall be in the form of a written report and shall identify the Agreement under which the Invention was made and the identity of the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological, or electrical characteristics of the Invention. The disclosure shall also identify any publication, sale, or public use of the Invention and whether a manuscript describing the Invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. Subcontractor shall also submit to DARPA an annual listing of Subject Inventions made under this Agreement.

         2. If Subcontractor determines that it does not intend to retain title to any such Invention, Subcontractor shall notify DARPA, in writing, (and copy TIMET) within eight (8) months of disclosure to DARPA. However, in any case where publication, sale, or public use has initiated the one (1)-year statutory period wherein valid patent protection can still be obtained in the United States, the period for such notice may be shortened by DARPA to a date that is no more than sixty (60) calendar days prior to the end of the statutory period.

         3. Subcontractor shall file its initial patent application on a Subject Invention to which it elects to retain title within one (1) year after election of title or, if earlier, prior to the end of the statutory period wherein valid patent protection can be obtained in the United States after a publication, or sale, or public use. Subcontractor may elect to file patent applications in additional countries (including the European Patent Office and the Patent Cooperation Treaty) within either ten (10) months of the corresponding initial patent application or six (6) months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications, where such filing has been prohibited by a Secrecy Order.

         4. Requests for extension of the time for disclosure election, and filing under Article IV, paragraph C, may, at the discretion of DARPA, and after considering the position of Subcontractor, be granted. D. Conditions When the Government May Obtain Title

Upon DARPA's written request, Subcontractor shall convey title to any Subject Invention to DARPA under any of the following conditions:

         1. If Subcontractor fails to disclose or elects not to retain title to the Subject Invention within the times specified in paragraph C of this Article; provided, that DARPA may only request title within sixty (60) calendar days after learning of the failure of Subcontractor to disclose or elect within the specified times.

         2. In those countries in which Subcontractor fails to file patent applications within the times specified in paragraph C of this Article; provided, that if Subcontractor has filed a patent application in a country after the times specified in paragraph C of this Article, but prior to its receipt of the written request by DARPA, Subcontractor shall continue to retain title in that country; or

         3. In any country in which Subcontractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceedings on, a patent on a Subject Invention.

E. Minimum Rights to Subcontractor and Protection of Subcontractor's Right to File

         1. Subcontractor shall retain a nonexclusive, royalty-free license throughout the world in each Subject Invention to which the Government obtains title, except if Subcontractor fails to disclose the Invention within the times specified in paragraph C of this Article. The Subcontractor license extends to the domestic (including Canada) subsidiaries and affiliates, if any, within the corporate structure of which Subcontractor is a party and includes the right to grant licenses of the same scope to the extent that Subcontractor was legally obligated to do so at the time the Agreement was awarded. The license is transferable only with the approval of DARPA, except when transferred to the successor of that part of the business to which the Invention pertains. DARPA approval for license transfer shall not be unreasonably withheld.

         2. The Subcontractor domestic license may be revoked or modified by DARPA to the extent necessary to achieve expeditious Practical Application of the Subject Invention pursuant to an application for an exclusive license submitted consistent with appropriate provisions at 37 CFR Part 404. This license shall not be revoked in that field of use or the geographical areas in which Subcontractor has achieved Practical Application and continues to make the benefits of the Invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DARPA to the extent Subcontractor, its licensees, or the subsidiaries or affiliates have failed to achieve Practical Application in that foreign country.

         3. Before revocation or modification of the license, DARPA shall furnish to Subcontractor a written notice of its intention to revoke or modify the license, and Subcontractor shall be allowed thirty (30) calendar days (or such other time as may be authorized for good cause shown) after the notice to show cause why the license should not be revoked or modified.

F.       Action to Protect the Government's Interest

         1. Subcontractor agrees to execute or to have executed and promptly deliver to DARPA all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those Subject Inventions to which Subcontractor elects to retain title, and (ii) convey title to DARPA when requested under paragraph D of this Article and to enable the Government to obtain patent protection throughout the world in that Subject Invention.

         2. Subcontractor agrees to require, by written agreement, its employees, other than clerical and non-technical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by Subcontractor each Subject Invention made under this Agreement in order that Subcontractor can comply with the disclosure provisions of paragraph C of this Article. Subcontractor shall instruct employees, through employee agreements or other suitable educational programs, on the importance of reporting Inventions in sufficient time to permit the filing of patent applications prior to U. S. or foreign statutory bars.

         3. Subcontractor shall notify DARPA with a copy to TIMET of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceedings on a patent, in any country, not less than thirty (30) calendar days before the expiration of the response period required by the relevant patent office.

         4. Subcontractor shall include, within the specification of any United States patent application and any patent issuing thereon covering a Subject Invention, the following statement: "This invention was made with Government support under Agreement No. MDA972-03-3-0002 awarded by DARPA. The Government has certain rights in the invention."

G.       Identification of Background Inventions

1. All Background Inventions shall be clearly identified, and, when required by the DARPA Agreements Officer, detailed and substantiated by TIMET or
Subcontractor prior to introducing a Background Invention into the program. Subcontractor's Background Inventions shall include, without limitation, the patents, patent applications, know-how and other inventions listed on Attachment 2.

2. The Government has no right to Background Inventions. TIMET shall retain all rights, title and interest in and to all of its Background Inventions. Subcontractor shall retain all rights, title and interest in and to all of its Background Inventions.

H. Third Party Beneficiary

DARPA and the United States Government are express third party beneficiaries of this Article, and Subcontractor acknowledges that DARPA and the United States Government may enforce the obligations of Subcontractor contained in this Article.

I.       Reporting on Utilization of Subject Inventions

Subcontractor agrees to submit, during the term of the Agreement, an annual report on the utilization of a Subject Invention or on efforts at obtaining such utilization that are being made by Subcontractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by Subcontractor, and such other data and information as the agency may reasonably specify. Subcontractor also agrees to provide additional reports as may be requested by DARPA in connection with any march-in proceedings undertaken by DARPA in accordance with paragraph K of this Article. Consistent with 35 U.S.C. ss. 202(c)(5), DARPA agrees it shall not disclose such information to persons outside the Government without permission of Subcontractor.

J.       Preference for American Industry

Notwithstanding any other provision of this clause, Subcontractor agrees that it shall not grant to any person the exclusive right to use or sell any Subject Invention in the United States or Canada unless such person agrees that any product embodying the Subject Invention or produced through the use of the Subject Invention shall be manufactured substantially in the United States or Canada. However, in individual cases, the requirements for such an agreement may be waived by DARPA upon a showing by Subcontractor that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that, under the circumstances, domestic manufacture is not commercially feasible.

K.       March-in Rights

Subcontractor agrees that, with respect to any Subject Invention in which it has retained title, DARPA has the right to require Subcontractor, an assignee, or exclusive licensee of a Subject Invention to grant a non-exclusive license to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if Subcontractor, assignee, or exclusive licensee refuses such a request, DARPA has the right to grant such a license itself if DARPA determines that:

         1. Such action is necessary because Subcontractor or assignee has not taken effective steps, consistent with the intent of this Agreement, to achieve Practical Application of the Subject Invention;

         2. Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by Subcontractor, assignee, or their licensees;

         3. Such action is necessary to meet requirements for public use and such requirements are not reasonably satisfied by Subcontractor, assignee, or licensees; or

         4. Such action is necessary because the agreement required by paragraph J of this Article has not been obtained or waived or because a licensee of the exclusive right to use or sell any Subject Invention in the United States is in breach of such Agreement.


ARTICLE V:   DATA RIGHTS

A.       Definitions

         1. "Government Purpose Rights", as used in this article, means rights to use, duplicate, or disclose Data, in whole or in part and in any manner, for Government purposes only (not for commercial purposes), and to have or permit others to do so for Government purposes only.

         2. "Unlimited Rights", as used in this article, means rights to use, duplicate, release, or disclose, Data in whole or in part, in any manner and for any purposes whatsoever, and to have or permit others to do so.

3. "Data", as used in this article, means recorded information, regardless of form or method of recording, which includes but is not limited to, technical data, software, trade secrets, and mask works. The term does not include financial, administrative, cost, pricing or management information and does not include Subject Inventions or Background Inventions included under Article IV.

4. "Background Data" means Data demonstrated as being first created at private expense, is marked in accordance with Article V.C.2 when first provided to the Government, and is clearly segregable from Data generated and developed under this Agreement.

B.       Allocation of Principal Rights

         1. This Agreement and the Prime Contract shall be performed with mixed Government and TIMET funding. The parties agree that in consideration for Government funding, TIMET and Subcontractor intend to reduce to Practical Application items, components and processes developed under the Prime Contract.

         2. Subcontractor agrees to retain and maintain in good condition, until three (3) years after completion or termination of this Agreement, all Data necessary to achieve Practical Application. In the event of exercise of the Government's March-in Rights as set forth under Article IV.K or subparagraph B.3 of this Article, TIMET agrees, upon written request from the Government, to deliver with Unlimited Rights (as defined in paragraph A above) all Data necessary to achieve Practical Application within sixty (60) calendar days from the date of the written request as follows:

                  (a) All Data, other than Background Data, shall be provided at no additional cost to the Government;

                  (b) Background Data shall be entitled to the payment of a license fee by the Government. Such license fee shall be at a fair and reasonable rate to be determined based upon the value of such Background Data to the achievement of Practical Application and the potential financial consequences that could result from the loss of exclusivity of such Background Data for the owner of such Background Data.

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

         3. Subcontractor agrees that, with respect to Data necessary to achieve Practical Application, DARPA has the right to require Subcontractor to deliver all such Data to DARPA in accordance with its reasonable directions if DARPA determines that:

                  (a) Such action is necessary because Subcontractor or assignee has not taken effective steps, consistent with the intent of this Agreement, to achieve Practical Application of the technology developed during the performance of this Agreement;

                  (b) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by Subcontractor, assignee, or their licensees; or

                  (c) Such action is necessary to meet  requirements  for public
         use  and   such   requirements   are  not   reasonably   satisfied   by
         Subcontractor, assignee, or licensees.

         4. With respect to Data developed or generated under this Agreement, the Government shall receive Government Purpose Rights.

C.       Marking of Data

         1. Pursuant to paragraph B of this Article, any Data delivered to DARPA under this Agreement shall be marked with the following legend:

Use,  duplication,  or  disclosure is subject to the  restrictions  as stated in
Agreement   MDA972-03-3-0002  between  the  Government  and  TIMET  and  in  the corresponding agreement between TIMET and Altair Nanomaterials, Inc.

         2. All Background Data must be marked as "Background Data" and the following legend:

             [company name] PROPRIETARY
             Copyright(C)[Year in which work is created] [company name] Unpublished Work. All Rights Reserved.

D.       Third Party Beneficiary

DARPA and the United States Government are express third party beneficiaries of this Article, and Subcontractor acknowledges that DARPA and the United States Government may enforce the obligations of Subcontractor contained in this Article.

ARTICLE VI:          FOREIGN ACCESS TO TECHNOLOGY

This Article shall remain in effect during the term of the Agreement and for three (3) years thereafter.

A.       Definition

         1. "Foreign Firm or Institution" means a firm or institution organized or existing under the laws of a country other than the United States, its territories, or possessions. The term includes, for purposes of this Agreement, any agency or instrumentality of a foreign government; and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

         2. "Know-How" means all information including, but not limited to discoveries, formulas, materials, inventions, processes, ideas, approaches, concepts, techniques, methods, software, programs, documentation, procedures, firmware, hardware, technical data, specifications, devices, apparatus and machines.

         3. "Technology" means discoveries, innovations, Know-How and inventions, whether patentable or not, including computer software, recognized under U.S. law as intellectual creations to which rights of ownership accrue, including, but not limited to, patents, trade secrets, maskworks, and copyrights developed under this Agreement.

B.       General

The Parties agree that research findings and technology developments arising under this Agreement may constitute a significant enhancement to the national defense, and to the economic vitality of the United States. Accordingly, access to important technology developments under this Agreement by Foreign Firms or Institutions must be carefully controlled. The controls contemplated in this Article are in addition to, and are not intended to change or supersede, the provisions of the International Traffic in Arms Regulation (22 CFR pt. 121 et seq.), the DoD Industrial Security Regulation (DoD 5220.22-R) and the Department of Commerce Export Regulation (15 CFR pt. 770 et seq.)

C.  Restrictions  on  Sale  or  Transfer  of  Technology  to  Foreign  Firms  or
Institutions

         1. In order to promote the national security interests of the United States and to effectuate the policies that underlie the regulations cited above, the procedures stated in subparagraphs C.2, C.3, and C.4 below shall apply to any transfer of Technology. For purposes of this paragraph, a transfer includes a sale of the company that includes a transfer of Technology, and sales or licensing of Technology. Transfers do not include:

                  (a) sales of products or components, or

                  (b) licenses of software or documentation related to sales of products or components, or

                  (c) transfer to foreign subsidiaries of Subcontractor for purposes related to this Agreement, or

                  (d) transfer which provides access to Technology to a Foreign Firm or Institution which is an approved source of supply or source for the conduct of research under this Agreement provided that such transfer shall be limited to that necessary to allow the firm or institution to perform its approved role under this Agreement.

         2. Subcontractor shall provide timely notice to DARPA of any proposed transfers from Subcontractor of Technology developed under this Agreement to Foreign Firms or Institutions. If DARPA determines that the transfer may have adverse consequences to the national security interests of the United States, Subcontractor, its vendors, and DARPA shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which provide substantially equivalent benefits to Subcontractor.

         3. In any event, Subcontractor shall provide written notice to DARPA of any proposed transfer to a Foreign Firm or Institution at least sixty (60) calendar days prior to the proposed date of transfer. Such notice shall cite this Article and shall state specifically what is to be transferred and the general terms of the transfer. Within thirty (30) calendar days of receipt of

Subcontractor's written notification, DARPA shall advise Subcontractor whether it consents to the proposed transfer. In cases where DARPA does not concur or sixty (60) calendar days after receipt and DARPA provides no decision, Subcontractor may require TIMET to utilize the procedures under Article VI, Disputes, of the Prime Contract. No transfer shall take place until a decision is rendered.

         4. In the event a transfer of Technology to Foreign Firms or Institutions which is NOT approved by DARPA takes place, Subcontractor shall (a) refund to DARPA funds paid by it for the development of the Technology and (b) the Government shall have a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced on behalf of the United States the Technology throughout the world for Government and any and all other purposes, particularly to effectuate the intent of this Agreement. Upon request of the Government, Subcontractor shall provide written confirmation of such licenses.

         5. The rights and obligations of Subcontractor under this Article VI shall apply to both Subcontractor and TIMET with respect to Jointly-Owned Subject Inventions.

D.       Third Party Beneficiary

DARPA and the United States Government are express third party beneficiaries of this Article, and Subcontractor acknowledges that DARPA and the United States Government may enforce the obligations of Subcontractor contained in this Article.

ARTICLE VII:   EXECUTION

This Agreement constitutes the entire agreement of the parties and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, whether oral or written, with respect to the subject matter hereof. This Agreement may be revised only by written consent of TIMET and Subcontractor. This Agreement, or modifications thereto, may be executed in counterparts each of which shall be deemed as original, but all of which taken together shall constitute one and the same instrument.

ARTICLE VIII:   ORDER OF PRECEDENCE

In the event of any inconsistency between the terms of this Agreement and language set forth in the attachments, the inconsistency shall be resolved by giving precedence in the following order: (1) the Agreement, and then (2) the attachments to this Agreement.

ARTICLE IX:  NOTICES

Notices, reports, statements or the like required or permitted to be delivered pursuant to this Agreement shall be in writing and shall be deemed given (a) three business days after deposit in the United States mail, postage prepaid,
(b) one business day after deposit with an overnight delivery service, or (c) when personally delivered or sent by telex, telegram, verified electronic mail or verified facsimile. Notices shall be addressed as follows:

If to Subcontractor:
                                             Mr. Doug  Ellsworth  Altair
                                             Nanomaterials,   Inc.   204
                                             Edison  Way Reno,  NV 89502
                                             Phone:   775-858-3740  Fax:
                                             775-856-1619         email:
                                             dellsworth@altairinc.com

                                             with a copy to

                                             Brian G. Lloyd
                                             Stoel Rives LLP
                                             201 South Main Street, Suite 1100
                                             Salt Lake City, Utah  84111
                                             Telephone: (801) 328-3131
                                             Facsimile: (801) 578-6999




If to TIMET:
                                             Dr. Stephen P. Fox TIMET
                                             PO Box  2128
                                             Henderson,   NV
                                             89009  phone:  702-566-4423
                                             FAX:   702-564-9038  Email:
                                             Stephen.fox@timet.com


With a copy to:                              Titanium Metals Corporation
                                             1999 Broadway, Suite 4300
                                             Denver, CO 80202
                                             Attn:    General Counsel

                                             Facsimile No.:  303-291-2990


If to DARPA:                                 James B. Troutman
                                             DARPA/CMO
                                             3701 N. Fairfax Drive
                                             Arlington, VA  22203-1714
                                             phone:  (703) 696-2408
                                             FAX:  (571) 218-4670
                                             Email:  jtroutman@darpa.mil

With copies to:                              Dr. Leo Christodoulou
                                             DARPA/DSO
                                             3701 N. Fairfax Drive
                                             Arlington, VA  22203-1714
                                             phone:  (703) 696-2374
                                             FAX:  (571) 218-4553
                                             Email:  lchristodoulou@darpa.mil

                                             Dr. Patrick Martin
                                             AFRL/AFTL  Materials  and
                                             Manufacturing   Directorate
                                             2230 Tenth Street, Building 655
                                             Wright-Patterson  AFB,
                                             OH   45433
                                             phone:  (937) 255-1353
                                             FAX: 937)255-3007
                                             Email:
                                             patrick.martin@wpafb.af.mil

ARTICLE X:  CONFIDENTIALITY

Each party recognizes that during the term of this Agreement, such party (each, a "Receiving Party") may have access to certain confidential and proprietary information of the other party (each, a "Disclosing Party") the disclosure of which could be harmful to the interests of the Disclosing Party ("Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information that: (i) was in the possession of the Receiving Party without confidentiality restriction prior to disclosure by the Disclosing Party;
(ii) at or after the time of disclosure by the Disclosing Party becomes generally available to the public through no act or omission on the part of the Receiving Party that is not expressly authorized hereunder; (iii) has come into the possession of the Receiving Party without confidentiality restriction from a third party and such third party is under no obligation to maintain the confidentiality of such information; or (iv) was independently developed by or for the Receiving Party without the use of any Confidential Information received from the Disclosing Party. Each Receiving Party acknowledges the confidential and proprietary nature of the Disclosing Party's Confidential Information and agrees, except as expressly authorized or permitted under this Agreement or as otherwise required by law, (i) to hold the Disclosing Party's Confidential Information in confidence and to take all reasonable precautions to protect such Confidential Information (including, without limitation, all precautions the Receiving Party employs with respect to its own confidential materials), (ii) not to divulge any such Confidential Information to any third person, and (iii) not to make any use whatsoever of such Confidential Information.

Notwithstanding anything to the contrary in this Agreement, each party (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure, except to the extent confidentiality of such tax treatment or tax structure is reasonably necessary to comply with securities laws.

ARTICLE XI:  DISCLAIMER OF WARRANTIES

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SUBCONTRACTOR PROVIDES THE SERVICES AND ANY INVENTIONS, DATA OR OTHER DELIVERABLES PROVIDED UNDER THIS AGREEMENT ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND. SUBCONTRACTOR EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING OUT OF COURSE OF PERFORMANCE OR COURSE OF DEALING. MOREOVER, SUBCONTRACTOR MAKES NO WARRANTY OF ANY KIND AS TO THE RESULTS THAT MAY BE OBTAINED FROM USE OF SUCH SERVICES, INVENTIONS, DATA OR OTHER DELIVERABLES,
OR AS TO THE ACCURACY, COMPLETENESS, CURRENCY OR RELIABILITY OF ANY DATA OR INFORMATION PROVIDED HEREUNDER.

ARTICLE XII:  LIMITATION OF LIABILITY

EXCEPT FOR ANY OBLIGATIONS ARISING UNDER ARTICLE X (CONFIDENTIALITY) OR ACTIONS OF TIMET BEYOND THE SCOPE OF THE LICENSES GRANTED HEREUNDER, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY, ITS OFFICERS, DIRECTORS OR AFFILIATES BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT FOR ANY OBLIGATIONS ARISING UNDER ARTICLE X (CONFIDENTIALITY) OR ACTIONS OF TIMET BEYOND THE SCOPE OF THE LICENSE GRANTED HEREUNDER, IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID BY TIMET TO SUBCONTRACTOR UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF CLAIM OR ACTION. THIS ARTICLE XII SHALL NOT LIMIT EITHER PARTY'S LIABILITY FOR THE DEATH OR BODILY INJURY OF A PERSON.

ARTICLE XIII:  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to the conflict of law principles thereof). The parties hereby submit themselves to the jurisdiction of the federal and state courts located in the State of Nevada. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover its costs and attorneys' fees.

IN WITNESS WHEREOF, this Agreement has been executed in duplicate counterpart on behalf of the parties hereto. .

FOR TITANIUM METALS CORPORATION            FOR ALTAIR NANOMATERIALS, INC.:

/s/ Stephen P. Fox                         /s/ D. K. Ellsworth
-------------------------------------      -------------------------------------
(Signature)                                (Signature)

Stephen P. Fox,
Director R&D                 1/8/04        Doug Ellsworth, President    1/7/04
-------------------------------------      -------------------------------------
(Name, Title)                (Date)        (Name, Title)                 (Date)

Attachment 1. Statement of Work
The Subcontractor will conduct the following activities.

Task 2.1.4 Development of Practical Cathode.

Task 2.1.4.1 Develop method for manufacture of Cathode

         o Perform matrix study of properties of oxide discs (porosity, strength) through variation of calcination temperature, forming pressure and chemical additions to the pre-calcination mix.
         o Provide TIMET with materials having agreed density and structure for reduction.
         o Characterize the material (porosity, size, strength, crystal phase, purity)
         o   Model and predict an optimum  shape,  size,  density  based on this data
         o   Survey  and  select  economic  binding  system  (type,  aqueous  or organic)
         o   Produce a master batch recipe for optimized density, crystal size.
         o Solicit quotations for mixers and briquetting equipment manufacturers to toll process

Task 2.1.4.2 Supply TiO2 Oxide Feedstock

         o Manufacture the precursor titanium oxide feedstock to produce 10 batches of 50 pounds titanium metal.
         o Prepare chloride feedstock to produce 1000 lbs of titanium oxide amorphous precursor.
         o   Spray dry chloride solution (SDD)
         o   Develop large batch recipe for cathode shape formation
         o   Toll process the SDD to the agreed on shape
         o   Calcine to achieve the required porosity and particle size.
         o   Ship to TIMET. Delivery Commencing on or before April 1, 2004.

Task: 2.1.4.3 Alloy Oxide Development

         o Prepare a proposal for an alloy oxide development program and supply of alloy oxide feedstock.

Task: 2.1.4.4 Demonstrate adaptation of the Altair Hydrochloride Pigment Process
              (AHPP) to FFC Cambridge Process

         o Prepare a proposal to demonstrate adaptation of the AHPP to the FFC Cambridge process

Reporting Requirements

Commencing on or before January 15, 2004, the subcontractor shall provide quarterly progress reports detailing the key technical progress issues against plan, an updated project plan and an assessment of major risks to the project along with an abatement strategy.

Deliverables:

         o   Feedstock Optimization report
         o   Master batch recipes for titanium metal oxide feedstocks.
         o 10 x 100 lb batches of TiO2 feedstock commencing on or before April 1, 2004.
         o Proposals for Alloy oxide development and for demonstration of the adaptation of Altair process to FFC Cambridge process
         o   Quarterly Progress reports

Commercial:

Subcontractor is prepared to do the above outlined scope of work for an estimated cost of $150,000 including labor, overhead, outside contractors, equipment purchase and travel.

TIMET shall pay Subcontractor for the services performed under this Statement of Work in accordance with the following payable milestones:

         1. $37,500 (25% of total) shall be due and payable upon the execution of the Agreement.

         2.  $37,500   (25%  of   total)   shall   be  due  and   payable   upon
             Subcontractor's completion of Task 2.1.4.1 "Develop method for manufacture of cathode."

         3.  $37,500   (25%  of   total)   shall   be  due  and   payable   upon
             Subcontractor's delivery of the first 500 lbs of TiO2 cathode structures.

         4.  $37,500   (25%  of   total)   shall   be  due  and   payable   upon
             Subcontractor's   delivery   of  last  500  lbs  of  TiO2   cathode
             structures.

Subcontractor shall document the accomplishments of each Payable Milestone by submitting or otherwise providing a Payable Milestones Report to TIMET.

ATTACHMENT 2
SUBCONTRACTOR BACKGROUND INVENTIONS
--------------------------------------------------------------------------------
Issued Patents:

US Patent 6,375,923, April 23, 2002, "Processing Titaniferous Ore to Titanium Dioxide Pigment"

U.S. Patent 6,440,383, August 27, 2002, "Processing Aqueous Titanium Chloride Solutions to Ultrafine Titanium Dioxide".

U.S. Patent 6,548,039, April 15, 2003, "Processing Aqueous Titanium Solutions to Titanium Dioxide Pigment".

Patent Applications:

U.S. application number 09/982,599, "Method for Producing Catalyst Structures".

U.S. Application number 09/948,155, "Method to Make Mixed Metal Oxides and Metal Oxide Compounds".

***

Trade Secrets and Know-How:

The Altair Hydrochloride Pigment Process (AHPP) includes the intellectual property and know-how used to make high quality metal oxides, and mixed metal oxides having prescribed size, morphology and crystal phase.

The Catalyst Structure Process includes the intellectual property and know-how used to make metal oxide and mixed metal oxide structures having a prescribed porosity, crystal size, morphology and crystal phase.

***Portions  of  this  page  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed separately with the SEC.

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